UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 5, 2005

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MAXWELL TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-15477	95-2390133
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

9244 Balboa Avenue
San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(858) 503-3300
(Registrant's Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        At the 2005 Annual Meeting of Stockholders held on May 5, 2005 (the “2005 Annual Meeting”), the stockholders of Maxwell Technologies, Inc. (the “Company”) approved the (a) Maxwell Technologies, Inc. 2004 Employee Stock Purchase Plan (the “2004 Employee Plan”), under which employees will have the opportunity to purchase shares of the Company’s common stock through payroll withholding, and (b) Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan (the “2005 Incentive Plan”), under which employees, consultants and directors may receive grants of stock options, stock appreciation rights, performance awards, restricted stock awards, restricted stock units and dividend equivalent units in any combination, separately or in tandem.

A.	2004 Employee Plan

        The purposes of the 2004 Employee Plan are:

•	To increase stockholder value by offering participants the opportunity to acquire shares of common stock based on the value of such common stock;

•	To facilitate a greater interest on the part of the Company's employees in the financial performance of the Company;

•	To align the interests of the Company's employees with that of the Company's stockholders; and

•	To attract, motivate and retain a skilled and dedicated workforce.

        The following is a brief description of the material terms of the 2004 Employee Plan:

•	The 2004 Employee Plan provides employees with an opportunity to purchase shares of the Company’s common stock through payroll withholding, from and after July 1, 2005 until the earlier of May 5, 2015 or the issuance of all shares authorized for purchase.

•	A maximum of 500,000 shares have been authorized for purchases by employees under the 2004 Employee Plan.

•	The 2004 Employee Plan is administered by the Company’s board of directors (the “Board”), and the Board has the discretion to establish a maximum number of shares which may be purchased by employees during a particular offering period.

•	All employees of the Company, except those who own, directly or by attribution (including shares subject to options), 5% or more of the Company’s common stock, are eligible to participate after they have been employed for a continuous period of six months.

•	Eligible employees will have the opportunity to purchase stock during six-month cycles called “offering periods” commencing with the first payroll period in January and July each year; employees may elect at the beginning of each offering period to have the Company withhold from their paychecks from 1% to 10% of their compensation during the offering period.

•	Shares of common stock are issued to a purchasing employee at the end of the offering period in such amount as can be purchased with the amount of compensation withheld during such period at a purchase price equal to 85% of the lower of (i) the trading price of the stock on the last trading day of the immediately preceding offering period, and (ii) the trading price of the stock on the last trading day during the current offering period.

•	Employees may reduce their withholding, or withdraw completely, during an offering period, but may not increase their withholding during an offering period; employees who withdraw completely will receive all amounts withheld during the offering period prior to withdrawal.

•	Termination of employment for any reason during an offering period terminates participation in the 2004 Employee Plan immediately, and all amounts previously withheld during the offering period will be paid to the former employee or the employee’s representative.

•	Shares purchased by employees will be issued directly by the Company in the employee’s name and will be without restriction as to trading, except with respect to corporate officers, who will be required to hold the shares for at least six months after the date of purchase.

•	No employee will be entitled to purchase under the 2004 Employee Plan during any one calendar year in excess of $25,000 in market value of the shares; in any one offering period, no participant may purchase a number of shares which is more than 200% of the number of shares which would have been purchased if the purchase price were 85% of the trading price of the common stock on the last trading day preceding such offering period.

•	The Board may at any time amend or terminate the 2004 Employee Plan, except that any such termination cannot affect options previously granted under the 2004 Employee Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company within 12 months of the adoption of such amendment if such amendment would: (i) increase the number of shares that may be issued under the 2004 Employee Plan; (ii) change the designation of the employees (or class of employees) eligible for participation in the 2004 Employee Plan; or (iii) constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Securities Exchange Act of 1934, as amended.

        The 2004 Employee Plan is described in greater detail, and a copy of the 2004 Employee Plan is included, in the Company’s proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 4, 2005 in connection with the 2005 Annual Meeting.

        All shares which may be purchased by participants under the 2004 Employee Plan are discretionary, and no purchases have been made to date thereunder.

B.	2005 Incentive Plan

        The purposes of the 2005 Incentive Plan are:

•	To facilitate a greater interest on the part of, and to compensate, the Company's employees, consultants and directors in the financial performance of the Company;

•	To align the interests of employees, consultants and directors with those of our stockholders by providing some or all of their compensation in the equity of the Company; and

•	To attract, motivate and retain a skilled and dedicated workforce.

        By approving the 2005 Incentive Plan, the Board will make no further option grants under the Company’s 1995 Stock Option Plan and will retire the remaining pool of approximately 375,000 shares available for grants of options under that plan.

        The following is a brief description of the material terms of the 2005 Incentive Plan:

•	A maximum of 750,000 shares have been reserved for issuance under the 2005 Incentive Plan, which amount is intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended. Approval of the 2005 Incentive Plan is necessitated in part by the expiration of the existing 1995 Stock Option Plan.

•	The 2005 Incentive Plan is administered by the Compensation Committee of the Board (the “Committee”) and is effective as of May 5, 2005, and will remain in effect until May 5, 2015, unless it is terminated earlier by the Board.

•	The maximum number of shares that may be subject to (a) stock options or stock appreciation rights granted to any one person in any calendar year is 250,000 shares, except that this limit is 500,000 if the grant is made in the year of the recipient’s initial employment; (b) restricted stock or restricted stock units granted to any one person in any calendar year is 250,000 shares; (c) performance shares or performance units (if such units are valued in relation to shares) granted to any one person in any calendar year is 250,000 shares. The maximum amount payable under an award of performance units (if such units are not valued in relation to shares) granted to any one person in any calendar year is $250,000.

•	The selection of the participants in the 2005 Incentive Plan will generally be determined by the Board pursuant to a recommendation by the Committee; employees and those about to become employees, including those who are officers or directors of the Company or its subsidiaries and affiliates, are eligible to be selected to receive awards under the 2005 Incentive Plan. In addition, non-employee service providers, including directors, and employees of unaffiliated entities that provide bona fide services to the Company as an independent contractor are eligible to be selected to receive awards under the 2005 Incentive Plan. Members of the board of directors are eligible for and are expected to receive grants of awards under the 2005 Incentive Plan for their services as directors.

•	The 2005 Incentive Plan allows for the grant of stock options, stock appreciation rights, performance awards, restricted stock awards, restricted stock units and dividend equivalent units in any combination, separately or in tandem. Subject to the terms of the 2005 Incentive Plan, pursuant to a recommendation by the Committee, the Board will determine the terms and conditions of awards, including the times when awards vest or become payable and the effect of certain events such as termination of employment.

•	Awards granted under the 2005 Incentive Plan are not transferable, other than by will or pursuant to state intestate laws, unless the Board otherwise approves a transfer.

•	The Board may alter, amend, suspend or discontinue the 2005 Incentive Plan at any time, but no such action may be taken without stockholder approval if such approval is required by law or listing requirements, or if such action increases the number of shares that may be issued under the 2005 Incentive Plan or the annual award limits, or eliminates the prohibition on stock option repricing.

        The 2005 Incentive Plan is described in greater detail, and a copy of the 2005 Incentive Plan is included, in the Company’s proxy statement filed with the SEC on April 4, 2005 in connection with the 2005 Annual Meeting.

        All awards which may be granted under the 2005 Incentive Plan are discretionary, and no awards have been granted to date under the 2005 Incentive Plan. As of the date hereof, the Board has not authorized specific awards to be made under the 2005 Incentive Plan.

Item 2.02. Results of Operations and Financial Condition.

        On May 9, 2005, the Company issued a press release announcing its financial results for the three-month period ended March 31, 2005. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is filed herewith:

Exhibit
Number	Document

99.1	Press Release issued by Maxwell Technologies, Inc. on May 9, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.
Date: May 9, 2005	By: /s/ David H. Russian
David H. Russian
Vice President, Finance,
Treasurer, Corporate Secretary and
Chief Financial Officer

MAXWELL TECHNOLOGIES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number	Document

99.1	Press Release issued by Maxwell Technologies, Inc. on May 9, 2005.